UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021
MOLSON COORS BEVERAGE COMPANY
(Exact name of registrant as specified in its charter)
Commission File Number: 001-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
P.O. Box 4030, NH353, Golden, Colorado 80401
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)
(303) 279-6565 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
1.25% Senior Notes due 2024	TAP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of Amended and Restated Molson Coors Beverage Company Incentive Compensation Plan

At the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Molson Coors Beverage Company (the “Company”) held on May 26, 2021, the Company’s stockholders approved the amendment and restatement of the Molson Coors Beverage Company Incentive Compensation Plan (the “Amended Plan”). The Amended Plan was amended to, among other things, (i) increase the number of shares of the Company’s Class B common stock that may be issued under the Amended Plan by 3,500,000 shares, and (ii) extend the term of the Amended Plan for ten years, to May 26, 2031. The Amended Plan was also amended to incorporate certain sound corporate governance practices, including to establish an annual limit for non-employee director compensation (both cash and equity) at $750,000 per year, and make other changes. The Amended Plan was approved by the Company's Board of Directors on March 2, 2021, subject to the approval of the Company's stockholders, and became effective immediately upon such stockholder approval at the Annual Meeting.

A more complete description of the Amended Plan and the material amendments and modifications to the Amended Plan can be found in Proposal No. 3--Approval of the Amendment and Restatement of the Molson Coors Beverage Company Incentive Compensation Plan in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2021 (the “Proxy Statement”), which description is incorporated by reference herein. The foregoing description and the description incorporated by reference from the Proxy Statement are summaries only and are qualified in their entirety by reference to the full text of the Amended Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

As described above, the Company held its Annual Meeting on May 26, 2021 as a virtual meeting online via live audio webcast. The Company's stockholders voted on four proposals that are described in detail in the Proxy Statement. Set forth below are the matters the stockholders voted on and the final voting results.

Proposal 1:

Votes of the Company's Class A and Class B common stock, respectively, regarding the election of the persons named below as directors for a one-year term were as follows:

CLASS A DIRECTOR NOMINEE	For	Withheld	Broker Non-Votes
Julia M. Brown	5,070,019	912	12,134
David S. Coors	5,055,400	15,531	12,134
Peter H. Coors	5,055,405	15,526	12,134
Mary Lynn Ferguson-McHugh	5,070,016	915	12,134
Gavin D.K. Hattersley	5,070,159	772	12,134
Andrew T. Molson	5,055,418	15,513	12,134
Geoffrey E. Molson	5,055,412	15,519	12,134
Nessa O'Sullivan	5,069,953	978	12,134
Douglas D. Tough	5,069,900	1,031	12,134
Louis Vachon	5,069,766	1,165	12,134
James "Sandy" A. Winnefeld, Jr.	5,070,207	724	12,134

CLASS B DIRECTOR NOMINEE	For	Withheld	Broker Non-Votes
Roger G. Eaton	164,140,895	6,023,973	-
Charles M. Herington	162,382,742	7,782,126	-
H. Sanford Riley	151,549,598	18,615,270	-

Proposal 2:

Votes of the Company's Class A and Class B common stock, together as a single class, regarding the approval, on an advisory basis, of the compensation of the Company's named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
163,057,276	11,883,586	294,937	12,134

Proposal 3:

Votes of the Company's Class A common stock regarding the approval of the Amendment and Restatement of the Molson Coors Beverage Company Incentive Compensation Plan were as follows:

For	Against	Abstain	Broker Non-Votes
5,058,245	11,660	1,026	12,134

Proposal 4:

Votes of the Company's Class A common stock regarding the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021 were as follows:

For	Against	Abstain	Broker Non-Votes
5,082,659	139	267	N/A
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Document Description
10.1	Molson Coors Beverage Company Incentive Compensation Plan, as amended and restated.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BEVERAGE COMPANY

Date:	May 28, 2021	By:	/s/ Eric Gunning
Eric Gunning
Deputy Chief Legal Officer and Secretary

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